Exhibit (14)(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of FundVantage Trust of our report dated June 22, 2018, relating to the financial statements and financial highlights, which appears in SkyBridge Dividend Value Fund’s Annual Report on Form N-CSR for the year ended April 30, 2018. We also consent to the references to us under the headings: "Experts" and "Financial Highlights" in such Registration Statement.

Philadelphia, PA

April 18, 2019